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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 and the related Prospectus of SciClone Pharmaceuticals, Inc. for registration of 750,000 shares of its Common Stock and to the incorporation by reference therein of our report dated March 17, 1999, with respect to the consolidated financial statements and schedule of SciClone Pharmaceuticals, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

Palo Alto, California
June 17, 1999